       As filed with the Securities and Exchange Commission on June 25, 1998
                                          Registration No. 333-
-----------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                --------------

                                  FORM S-8

                            REGISTRATION STATEMENT
                                   UNDER
                          THE SECURITIES ACT OF 1933

                                --------------

                            Pillowtex Corporation
            (Exact name of registrant as specified in its charter)

              Texas                                 75-2147728
      (State or other jurisdiction               (I.R.S. Employer
    of incorporation or organization)            Identification No.)

                               4111 Mint Way
                           Dallas, Texas   75237
                              (214) 333-3225
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            PILLOWTEX CORPORATION
                            1993 STOCK OPTION PLAN
                           (Full title of the plan)

                             Nelson A. Bangs, Esq.
                    Senior Vice President and General Counsel
                             Pillowtex Corporation
                              4111 Mint Way
                            Dallas, Texas   75237
                              (214) 333-3225
                    (Name, address, including zip code, and
                     telephone number, including area code,
                           of agent for service)
                                ---------------

                               CALCULATION OF REGISTRATION FEE

                                    Proposed     Proposed
                                    Maximum      Maximum
Title of           Amount           Offering     Aggregate       Aggregate
Securities to      to be            Price per    Offering        Registration
be Registered      Registered(1)    Share(2)     Price(2)        Fee (2)
-------------------------------------------------------------------------------
Common Stock,
$0.01 par value . .500,000         $42.59        $21,295,000     $6,282.03
-------------------------------------------------------------------------------

------------------

(1) Represents shares issuable pursuant to the Pillowtex Corporation 1993 Stock Option Plan, as Amended and Restated (the "Plan"). Pursuant to Rule 416, under the Securities Act of 1933, as amended, there are also registered hereby such indeterminate number of shares of Common Stock as may become issuable as a result of the operation of the antidilution provisions of the Plan.
(2) Calculated pursuant to Rule 457(h), based on the average of the reported high and low sale prices of shares of the Common Stock on the New York Stock Exchange on June 22, 1998.

EXPLANATORY NOTE

In accordance with the provisions of General Instruction E of Form S-8, the Registrant hereby incorporates by reference the contents of the Registrant's earlier Registration Statement on Form S-8 (Commission File No. 33-65408).


                                      PART II

       Item 8.  Exhibits.

Exhibit
Number            Description of Exhibit
--------          ----------------------

   4.1 Pillowtex Corporation 1993 Stock Option Plan, as amended and restated (attached as Appendix A to Pillowtex Corporation's Proxy Statement on Schedule 14A for the Annual Meeting of Shareholders held on May 4, 1998 and incorporated herein by reference)

   5.1 Opinion of Nelson A. Bangs, Esq., Senior Vice President and General Counsel of the Registrant

  23.1            Consent of KPMG Peat Marwick

  23.2            Consent of Ernst & Young LLP

  23.3            Consent of Nelson A. Bangs (included in Exhibit 5.1)

  24.1            Powers of Attorney (included on the signature page hereof)

                                    SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on June 26, 1998.

                                       PILLOWTEX CORPORATION


                                       By:  /s/ Charles M. Hansen, Jr.
                                            Chairman of the Board of Directors
                                            and Chief Executive Officer

   Each person whose signature appears below hereby constitutes and appoints Charles M. Hansen, Jr., Jeffrey D. Cordes and Nelson A. Bangs and each of them (with full power in each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission and the securities regulatory authorities of the several states registration statements, any amendment or post-effective amendments or any and all other documents in connection therewith, in connection with the registration under the Securities Act of 1933, as amended, or the registration or qualification under any applicable state securities laws or regulations, of shares of Common Stock issuable pursuant to the Pillowtex Corporation 1993 Stock Option Plan, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

	Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated.

    Signatures                   Title                                Date
    ----------                   -----                                ----
/s/ Charles M. Hansen, Jr.    Chairman of the                   June 25, 1998
                             Board of Directors and
                            Chief Executive Officer
                         (Principal Executive Officer)

/s/ Jeffrey D. Cordes      President, Chief Operating           June 25, 1998
                              Officer and Director
                            (Principal Financial and
                              Accounting Officer)

/s/ Christopher N. Baker          Director                      June 25, 1998

/c/ Kevin M. Finlay               Director                      June 25, 1998

/s/ Scott E. Shimizu              Director                      June 25, 1998

/s/ Mary R. Silverthorne          Director                      June 25, 1998

/s/ Paul G. Gillease              Director                      June 25, 1998

/s/ William B. Madden             Director                      June 25, 1998

/s/ M. Joseph McHugh              Director                      June 25, 1998

/s/ Ralph W. La Rovere            Director                      June 25, 1998

INDEX TO EXHIBITS

Exhibit
Number          Description of Exhibit
------          ----------------------

  4.1 Pillowtex Corporation 1993 Stock Option Plan, as amended and restated (attached as Appendix A to Pillowtex Corporation's Proxy Statement on Schedule 14A for the Annual Meeting of Shareholders held on May 4, 1998 and incorporated herein by reference)

  5.1 Opinion of Nelson A. Bangs, Esq., Senior Vice President and General Counsel of the Registrant

 23.1          Consent of KPMG Peat Marwick

 23.2          Consent of Ernst & Young LLP

 23.3          Consent of Nelson A. Bangs (included in Exhibit 5.1)

 24.1          Powers of Attorney (included on the signature page hereof)